UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 30, 2003

HEALTHCARE REALTY TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 West End Avenue
Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175
(Registrant’s telephone number, including area code)

SIGNATURES
Fourth quarter dividend press release
Fourth quarter earnings press release
Supplemental Data Report

Item 9. Regulation FD Disclosure

     Healthcare Realty Trust is furnishing its quarterly dividend announcement dated January 28, 2003, its earnings press release dated January 30, 2003, and its Supplemental Data Report dated January 30, 2003, which is contained on its website (www.healthcarerealty.com).

Item 7. Financial Statements and Exhibits

     c) Exhibits

99.1	Fourth quarter dividend press release, dated January 28, 2003.
99.2	Fourth quarter earnings press release, dated January 30, 2003.
99.3	Supplemental Data Report, dated January 30, 2003, for the three months ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

	By	/s/ Scott W. Holmes

Scott W. Holmes Senior Vice President and Chief Financial Officer

Date: January 30, 2003